Exhibit 99.2

                            73114 INVESTMENTS, L.L.C.
                               13401 Railway Drive
                          Oklahoma City, Oklahoma 73114
                             Telephone: 405-752-8802
                             Facsimile: 405-752-8852

                                January 21, 2009

BY FEDEX AND HAND DELIVERY

The Providence Service Corporation
5524 East Fourth Street
Tucson, AZ 85711

Attention: Corporate Secretary

      Re:   Request for Books and Records

Dear Sir/Madam:

      73114 Investments, L.L.C. (the "Stockholder") is the record owner of 2,292,895 shares of common stock of The Providence Service Corporation (the "Company"). Pursuant to Section 220 of the Delaware General Corporation Law, the Stockholder hereby demands under oath to inspect, copy, or make extracts therefrom no later than January 29, 2009, during normal business hours, the following books and records (collectively, the "Books and Records") of the
Company:

1. All documents, correspondence, memoranda, written communications and/or any other form of record, including electronic communications and recordings between and among the Company (or any representative of the Company) and Mercer (US) Inc. ("Mercer"), Rodeghero Consulting Group, Inc. ("Rodeghero"), and any and all other compensation consultants in connection with the evaluation of executive and director compensation at the Company since January 1, 2006 including but not limited to such records as may concern the termination of Rodeghero and the evaluation of replacement consultants including Mercer.

2. All documents, correspondence, memoranda, written communications and/or any other form of record, including electronic communications and recordings since January 1, 2006 relating to the annual incentive compensation program (the "Annual Plan"), and including, without limitation, all reports, resolutions and minutes relating to the drafting of the Annual Plan, its adoption and any awards made or contemplated to be made in the future pursuant to the Annual Plan.


Schedule 13D                                                 Page 10 of 19 Pages

3. All documents, correspondence, memoranda, written communications and/or any other form of record, including electronic communications and recordings since January 1, 2006 relating to the award of restricted stock grants under the Company's 2006 Long Term Incentive Plan (the "2006 Plan").

4. All documents, correspondence, memoranda, written communications and/or any other form of record, including electronic communications and recordings since January 1, 2006 relating to the amendments to the employment agreements between the Company and Messrs. McCusker, Deitch, Furman and Norris (the "Amended Employment Agreements").

5. All documents, correspondence, memoranda, written communications and/or any other form of record, including electronic communications and recordings since January 1, 2006 relating to the direct or indirect compensation by the Company including any subsidiaries of the Company, any tax exempt entities acquired by the Company, and any tax exempt entities managed or affiliated with the Company or any of its subsidiary companies, of Messrs. McCusker, Deitch, Furman and Norris (including, without limitation, salaries, bonuses, stock options, any other form of stock compensation, retirement benefits, loans, insurance, tax reimbursements or gross-ups and/or perquisites such as personal use of the Company's assets or use by the Company of assets owned or controlled directly or indirectly by officers and directors of the Company, etc.) for the years 2006, 2007, and 2008.

6. All documents, correspondence, memoranda, written communications and/or any other form of record, including electronic communications and recordings reflecting any Company stock purchased, sold, issued or otherwise transferred by or to any of Messrs. McCusker, Deitch, Furman and Norris (or any person or entity affiliated with any of them) since January 1, 2006 through the present date.

7. All employment contracts and amendments relating to the direct or indirect compensation of Messrs. McCusker, Deitch, Furman and Norris.

8. Books and records sufficient to ascertain a complete description of each Company job held by each of Messrs. McCusker, Deitch, Furman and Norris from January 1, 2006 through the present, and all of the responsibilities attendant to each job.

9. Any expert's or consultant's analyses, memoranda, evaluations, reports or opinions concerning the Annual Plan, the 2006 Plan or the Employment Agreements and Amended Employment Agreements, including, without limitation, materials regarding the direct or indirect compensation of the Company's directors and managers and the decisions of the Board of Director and the Compensation Committee on December 30, 2008, to take the actions described in the Company's Form 8-K filed with the Securities and Exchange Commission on January 5, 2009.

10. All documents, correspondence, memoranda, written communications and/or any other form of record, including electronic communications and recordings since January 1, 2006, relating to the direct or indirect compensation of the Company's directors.


Schedule 13D                                                 Page 11 of 19 Pages

11. All minutes, materials from any meeting, or written or electronic records of the Board of Directors and/or of any committee of the Board of Directors of the Company since January 1, 2006, which refer to or discuss the Annual Plan, stock grants under the 2006 Plan or the Employment Agreements and Amended Employment Agreements any discussions related to those Agreements.

12. All documents, correspondence, memoranda, written communications and/or any other form of record, including electronic communications and recordings relating to the resignation of Steven I. Geringer as Chairperson of the Company's Compensation Committee and the negotiation and execution of the consulting agreement between Mr. Geringer and the Company.

13. Minutes of all meetings of the compensation committee and any agendas or supporting documents discussed or distributed in such meetings for the period from January 1, 2006 through the current date.

14. Any expert's or consultant's analyses, memoranda, evaluations, appraisals, fairness opinions, reports or opinions concerning the acquisition price of each Company operation or asset acquired since January 1, 2006.

15. All minutes, materials from any meeting, or written or electronic records of the Board of Directors or of any committee of the Board of Directors of the Company since January 1, 2006, which refer to or discusses any acquisitions or proposed acquisitions.

16. All documents, correspondence, memoranda, written communications and/or any other form of record, including electronic communications and recordings among Company employees and/or with parties outside the Company since January 1, 2006 relating to the carrying value of any or all corporate operations and/or assets including, without limitation, any expert's or consultant's analyses, memoranda, evaluations, appraisals, fairness opinions, reports or opinions, and all internal reports, resolutions and minutes relating to the recognition of all impairments in carrying values of Company operations or assets.

17. All documents, correspondence, memoranda, written communications and/or any other form of record, including electronic communications and recordings among Company employees and/or with parties outside the Company since January 1, 2006 in any way relating to Financial Accounting Standard ("FAS") 142.

18. All documents, correspondence, memoranda, written communications and/or any other form of record, including electronic communications and recordings among Company employees and/or with parties outside the Company projecting earnings before interest, depreciation, taxes and amortization for 2008, and subsequent years.

19. All documents, correspondence, memoranda, written communications and/or any other form of record, including electronic communications and recordings since January 1, 2006, relating to the consideration of individuals to serve as directors of the Company, regardless of whether such individuals were nominated for election.


Schedule 13D                                                 Page 12 of 19 Pages

20. A copy of each and every agreement between the Company and any Officer, Director or person related or affiliated with any Officer or Director of the Company, including copies of any expired or terminated agreements.

21. All documents, correspondence, memoranda, written communications and/or any other form of record, including electronic communications and recordings supporting or opposing the decisions of the Board of Directors at the end of 2008 to accelerate the vesting of prior options and restricted stock grants and immediately vesting new restricted stock grants.

      The purposes of this demand are: (i) to investigate possible mismanagement, breaches of fiduciary duty, waste of corporate assets and fraud at the Company in connection with the Annual Plan, stock grants under the 2006 Plan and the Amended Employment Agreements; (ii) to investigate possible improper related party transactions; (iii) to investigate possible accounting irregularities in the recording of asset values; (iv) to enable the Stockholder to communicate with fellow stockholders of the Company regarding the results of this investigation, (v) to determine whether decisions of the Company's non-employee directors in connection with the Annual Plan, stock grants under the 2006 Plan, the Amended Employment Agreements and related party transactions were disinterested and independent and valid business judgments; (vi) to initiate and prosecute litigation on behalf of the Company and/or its stockholders depending on the results of this investigation; and (vii) to enable the Stockholder to communicate with fellow stockholders of the Company regarding the corporate affairs of the Company, including, without limitation, the possible solicitation of proxies for the next annual meeting and/or solicitation of consents.

      The Stockholder is prepared to execute an appropriate confidentiality agreement governing documents provided pursuant to this demand letter. I enclose with this letter a draft confidentiality agreement governing any documents produced by the Company for your consideration.

      The Stockholder hereby designates Eric Gray of 73114 Investments, L.L.C., or any other person designated by the Stockholder, acting together, singly or in any combination, to conduct as its agents, the inspection and copying requested herein.

      The Stockholder will pay the reasonable costs of obtaining copies of the Books and Records.

      Pursuant to Section 220 of the Delaware General Corporation Law ("DGCL"), the Company is required to respond to this demand within five (5) business days of the date hereof. Accordingly, please advise Eric Gray of 73114 Investments, L.L.C., with a copy to Lisa A. Schmidt, Esq. of Richards, Layton & Finger, P.A., at (302) 651-7763, as promptly as practicable within the requisite timeframe, when and where the Books and Records will be made available to the Stockholder. If the Company contends that this request is incomplete or is otherwise deficient in any respect, please notify the Stockholder immediately in writing, with a copy to Lisa A. Schmidt, Esq., Richards, Layton & Finger, P.A., 920 N. King Street, P.O. Box 551, Wilmington, DE 19899, direct dial: (302) 651-7763, direct fax: (302) 498-7763, email: Schmidt@rlf.com, setting forth the facts that


Schedule 13D Page 13 of 19 Pages the Company contends support its position and specifying any additional information believed to be required. In the absence of such prompt notice, the Stockholder will assume that the Company agrees that this request complies in all respects with the requirements of the DGCL. The Stockholder reserves the right to withdraw or modify this request at any time.

                                                Very truly yours,


                                                /s/ Donald E. Smith

                                                Donald E. Smith,
                                                CEO/President Manager

cc:   Corporation Service Company


Schedule 13D                                                 Page 14 of 19 Pages

STATE OF OKLAHOMA  )
                   )    ss.
COUNTY OF OKLAHOMA )

      I, Donald E. Smith, am the CEO/President Manager of 73114 Investments, L.L.C., the record owner of 2,292,895 shares of common stock of The Providence Service Corporation. I am authorized to execute the foregoing demand on behalf of 73114 Investments, L.L.C. The facts, statements and representations contained in the foregoing demand are true and correct to the best of my knowledge and belief.

                                                /s/ Donald E. Smith
                                                --------------------------------

Sworn to and subscribed before me
this 21st day of January, 2009.

/s/ Quinswella Brady
--------------------------------
Notary Public

No. 04007854            [SEAL]

My Commission expires: 8/30/2012


Schedule 13D                                                 Page 15 of 19 Pages